Exhibit 10.4

RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN
(Time-Based Restricted Stock Unit Award)
US Foods Holding Corp. (the “Company”), pursuant to the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement attached hereto, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Date of Grant:	[Insert Grant Date]
Number of Restricted Stock Units:	[Insert No. of Restricted Stock Units Granted]
Vesting Schedule:
Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event):

•	One-third (⅓) of the Restricted Stock Units (rounded down to the nearest whole unit) will vest on the first (1st) anniversary of the Date of Grant;

•	One-third (⅓) of the Restricted Stock Units (rounded down to the nearest whole unit) will vest on the second (2nd) anniversary of the Date of Grant; and

•	The remaining unvested Restricted Stock Units will vest on the third (3rd) anniversary of the Date of Grant;

provided, however, that the Restricted Stock Units shall fully vest in the following circumstances:

(i)
immediately prior to a Change in Control if the Restricted Stock Units would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto, or provided such other treatment as determined by the Committee; or

(ii)
if the Participant undergoes a Termination by the Service Recipient without Cause or by such Participant for Good Reason (as defined in the Restricted Stock Unit Agreement) within the eighteen (18)-month period immediately following a Change in Control in which the Restricted Stock Units are continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto.

* * *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

US FOODS HOLDING CORP.		PARTICIPANT[1]

By:
Name:	David Works
Title:	Executive Vice President,
Chief Human Resources Officer

1 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
US FOODS HOLDING CORP. 2019 LONG-TERM INCENTIVE PLAN

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Restricted Stock Unit Agreement”) and the US Foods Holding Corp. 2019 Long-Term Incentive Plan (the “Plan”), US Foods Holding Corp. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of Restricted Stock Units provided in the Grant Notice.
2.    Vesting. Subject to the terms of this Restricted Stock Unit Agreement and the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in the Grant Notice. The period of time that the Restricted Stock Units remain subject to vesting shall be the Restricted Period.
3.    Settlement of Restricted Stock Units. The provisions of Section 9(d)(ii) of the Plan are incorporated herein by reference and made a part hereof, provided that the Restricted Stock Units shall be settled in Common Stock within sixty (60) days following the Vesting Date or, if earlier, within sixty (60) days following a Change in Control or the Participant’s Termination by the Service Recipient without Cause or by such Participant for Good Reason within the eighteen (18)-month period immediately following a Change in Control, as contemplated in the Grant Notice and subject to Section 13(u) of the Plan, to the extent applicable; provided, further, that if the Change in Control does not satisfy the conditions specified in Section 13(u)(iii) of the Plan to the extent applicable or as otherwise required by Section 409A of the Code, then upon a Change in Control pursuant to which the vesting is accelerated in accordance the Grant Notice, the Restricted Stock Units shall be settled within sixty (60) days following the Vesting Date or, if earlier, the Participant’s Termination, to the extent required by Section 409A of the Code.
4.    Treatment of Restricted Stock Units upon Termination. The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5.    Definitions.
(a)    The term “Company” as used in this Restricted Stock Unit Agreement with reference to the Participant’s employment and the definitions herein shall include the Company and its Subsidiaries.
(b)    The term “Good Reason” as used in the Grant Notice or in this Restricted Stock Unit Agreement shall, in the case of any Participant who is party to an employment, service or similar agreement between the Participant and the Company that contains a definition of “Good Reason”, mean and refer to the definition set forth in such agreement, and in the case of any other Participant, “Good Reason” shall mean: (A) a material diminution in the Participant’s base salary or annual bonus opportunity; (B) any material diminution in the Participant’s authority, duties or responsibilities; or (C) the relocation of the Participant’s principal work location by more than fifty (50) miles; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from the Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or the Participant’s knowledge thereof, unless the Participant has given the Company written notice thereof prior to such date. Notwithstanding anything herein to the contrary, for purposes of the last proviso of the immediately foregoing sentence, a series of related events shall be deemed to have occurred on the date upon which the last event in such series of related events has occurred. In the event of the Participant’s Termination due to Good Reason, such Termination must occur within sixty (60) days following the expiration of the Company cure period described above.
(c)    Whenever the word “Participant” is used in any provision of this Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6.    Non-Transferability. The Restricted Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the Restricted Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Restricted Stock Units shall terminate and become of no further effect.
7.    Dividend Equivalent Payments. The Participant shall be eligible to receive dividend equivalents pursuant to the provisions of Sections 9(d)(ii) and 13(c) of the Plan.
8.    Tax Withholding. The provisions of Section 13(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability referred to in Section 13(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.
9.    Notice. Every notice or other communication relating to this Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10.    No Right to Continued Service. This Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.
11.    Binding Effect. This Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.    Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13.    Governing Law. This Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.
14.    Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Unit Agreement, the Plan shall govern and control.
15.    Compliance With Section 409A of the Code. The Award governed hereby is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Restricted Stock Unit Agreement provides for the Award to become vested and be settled upon the Participant’s Termination, the applicable shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the Participant’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Participant is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to the Participant or his or her beneficiary upon the earlier to occur of (i) the six (6)-month anniversary of such separation from service and (ii) the date of the Participant’s death.

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